Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED GUARANTEE AGREEMENT

SECOND AMENDMENT TO AMENDED AND RESTATED GUARANTEE AGREEMENT (this “Amendment”) dated as of June 7, 2021 (the “Effective Date”), by and between TPG RE FINANCE TRUST HOLDCO, LLC, a Delaware limited liability company (“Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, TPG RE Finance 11, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Seller”) and Buyer are parties to that certain Master Repurchase and Securities Contract Agreement, dated as of May 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”);

WHEREAS, Guarantor guaranteed the obligations of Seller under the Repurchase Agreement and the other Repurchase Documents pursuant to that certain Amended and Restated Guarantee Agreement, dated as of May 4, 2018 (as heretofore amended, restated, supplemented or otherwise modified, the “Guaranty”), from Guarantor to Buyer; and

WHEREAS, Guarantor and Buyer wish to amend and modify the Guaranty upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Buyer hereby agree that the Guaranty shall be amended and modified as follows:

1. Amendment of Guaranty. Guarantor and Buyer hereby agree that the Guaranty shall be amended and modified as of the Effective Date as follows:

(a) Section 1 of the Guaranty is hereby amended by inserting the following new definition in correct alphabetical order:

“Second Amendment Effective Date” means June 7, 2021.

(b) Section 1 of the Guaranty is hereby amended by deleting and replacing the definitions of “Tangible Net Worth” and “Total Equity” in their entirety with the following:

““Tangible Net Worth” means, with respect to any Person, as of any date of determination, on a consolidated basis, (a) the total tangible assets of such Person, less (b) the total liabilities of such Person, in each case, on or as of such date and as determined in accordance with GAAP, each of which shall be adjusted to exclude the then-current amount of CECL Reserves and other unrealized valuation reserves, if any. For the avoidance of doubt, tangible net worth will reflect realized losses recorded against the equity of any assets of the Guarantor or its Subsidiaries from and after April 1, 2020.”

““Total Equity” means, as of any date of determination, (a) with respect to any Person, the sum of all shareholder equity of such Person and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, and (b) with respect to Guarantor, (i) the sum of all shareholder equity of such Person and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, plus (ii) any other equity instrument(s) issued by such Person or its Subsidiary that is or are classified as temporary equity under GAAP.”

(c) Section 9(a) of the Guaranty is hereby deleted in its entirety and replaced with the following:

“(a) Guarantor hereby covenants and agrees that, at all times until all Repurchase Obligations have been paid in full, Guarantor shall not, with respect to itself and its Subsidiaries on a consolidated basis, directly or indirectly:

(i) permit the ratio of Total Indebtedness to Total Adjusted Equity at any time to exceed 4.25 to 1.0;

(ii) permit Liquidity at any time to be less than the greater of (A) Fifteen Million and No/100 Dollars ($15,000,000.00) and (B) 5.0% of Guarantor’s Recourse Indebtedness;

(iii) permit Tangible Net Worth at any time to be less than the sum of (A) $1,000,000,000.00, plus (B) seventy-five percent (75%) of the proceeds of all equity issuances (net of underwriting discounts and commissions, and other out-of-pocket expenses related to such equity issuances) made by Guarantor or Sponsor, without duplication, after the Second Amendment Effective Date, minus (C) seventy-five percent (75%) of the book value or net proceeds, as applicable, of any preferred or redeemable equity or stock that is redeemed or repurchased after the Second Amendment Effective Date; and

(iv) as of any date of determination, permit the ratio of (A) EBITDA for the period of twelve (12) consecutive months ended on such date (if such date is the last day of a fiscal quarter) or the last day of the fiscal quarter most recently ended prior to such date (if such date is not the last day of a fiscal quarter) to (B) Interest Expense for such period to be less than 1.5 to 1.0.”

2. Amendment of Repurchase Documents. From and after the date hereof, all references in the Repurchase Agreement and the other Repurchase Documents to the “Guarantee Agreement” shall be deemed to refer to the Guaranty as amended and modified by this Amendment and as same may be further amended, modified and/or restated.

3. Representations and Warranties. On and as of the date first above written, Guarantor hereby represents and warrants to Buyer that (a) after giving effect to this Amendment, it is in compliance with all the terms and provisions set forth in the Guaranty on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under Repurchase Documents has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in Section 8 of the Guaranty are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date).

4. Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) by facsimile or email transmission shall be effective as delivery of a manually executed original counterpart thereof.

5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

6. Expenses. Seller hereby acknowledges and agrees that Seller shall be responsible for all reasonable out-of-pocket costs and expenses of Buyer in connection with documenting and consummating the modifications contemplated by this Amendment, including, but not limited to, the reasonable fees and expenses of Buyer’s external legal counsel.

7. No Novation, Effect of Amendment. The parties hereto have entered into this Amendment solely to amend the terms of the Guaranty and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller, Guarantor or any of their respective affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Agreement are preserved and (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect.

8. Reaffirmation of Guaranty. Guarantor acknowledges and agrees that, except as modified hereby, the Guaranty remains unmodified and in full force and effect and enforceable in accordance with its terms, including, for the avoidance of doubt, Section 9(c) of the Guaranty.

9. Repurchase Agreement, Guaranty and Repurchase Documents in Full Force and Effect. Except as expressly amended hereby, Seller and Guarantor acknowledge and agree that all of the terms, covenants and conditions of the Repurchase Agreement and the Repurchase Documents remain unmodified and in full force and effect and are hereby ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Allen Lewis Name: Allen Lewis Title: Managing Director

[Signature Page to Second Amendment to Amended and Restated Guarantee Agreement]

GUARANTOR: TPG RE FINANCE TRUST HOLDCO, LLC, a Delaware limited liability company

By:	/s/ Deborah Ginsberg
Name: Deborah Ginsberg Title: Vice President

Acknowledged and Agreed as of the date first set forth above:

SELLER: TPG RE FINANCE 11, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands

By:	/s/ Deborah Ginsberg
Name: Deborah Ginsberg Title: Vice President

[Signature Page to Second Amendment to Amended and Restated Guarantee Agreement]